Exhibit 24

MAGELLAN GP, LLC

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned individuals, in their capacity as a director or officer, or both, as hereinafter set forth below their signature, of Magellan GP, LLC (the “Company”), a Delaware limited liability company, as general partner of Magellan Midstream Partners, L.P. (the “Partnership”), does hereby constitute and appoint LONNY E. TOWNSEND, JOHN D. CHANDLER and SUZANNE H. COSTIN as their true and lawful attorneys and each of them (with full power to act without the other) their true and lawful attorneys for them and in their name and in their capacity as a director or officer, or both, of Magellan GP, LLC, as hereinafter set forth below their signature, to sign the Partnership’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2003, and any and all amendments thereto or all instruments necessary or incidental in connection therewith; and

THAT the undersigned Company does hereby constitute and appoint LONNY E. TOWNSEND, JOHN D. CHANDLER and SUZANNE H. COSTIN its true and lawful attorneys and each of them (with full power to act without the other) its true and lawful attorney for it and in its name and on its behalf to sign said Form 10-K and any and all amendments thereto and any and all instruments necessary or incidental in connection therewith.

Each of said attorneys shall have full power of substitution and resubstitution, and said attorneys or any of them or any substitute appointed by any of them hereunder shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully to all intents and purposes as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys or any of them or of any such substitute pursuant hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the undersigned have executed this instrument as of the 3rd day of February, 2004.

/s/ Patrick C. Eilers	/s/ Justin S. Huscher
Patrick C. Eilers Director	Justin S. Huscher Director

/s/ Pierre F. Lapeyre, Jr.	/s/ David M. Leuschen
Pierre F. Lapeyre, Jr. Director	David M. Leuschen Director

/s/ James R. Montague	/s/ George A. O’Brien, Jr.
James R. Montague Director	George A. O’Brien, Jr. Director

/s/ Mark G. Papa	/s/ Don R. Wellendorf
Mark G. Papa Director	Don R. Wellendorf Chairman of the Board

Magellan Midstream Partners, L.P.
By: Magellan GP, LLC, its General Partner

By:	/s/ Don R. Wellendorf
Name:	Don R. Wellendorf
Title:	President and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ John D. Chandler
Name:	John D. Chandler
Title:	Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

ATTEST:

/s/ Suzanne H. Costin
Suzanne H. Costin
Secretary

MAGELLAN GP, LLC

I, the undersigned, SUZANNE H. COSTIN, Secretary of Magellan GP, LLC, a Delaware limited liability company (the “Company”) and general partner of Magellan Midstream Partners, L.P. (the “Partnership”), do hereby certify that the Board of Directors of the Company at a meeting held February 3, 2004, at which a quorum was present and acting throughout, unanimously adopted the following resolution:

RESOLVED that the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President of Magellan GP, LLC, acting in its capacity as the general partner of Magellan Midstream Partners, L.P. (the “Partnership”), be, and each of them hereby is, authorized to execute a Power of Attorney for use in connection with the execution and filing of the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as required by the Securities Exchange Act of 1934.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of Magellan GP, LLC this 10th day of March, 2004.

Magellan GP, LLC

(Seal)	By:	/s/ Suzanne H. Costin
Suzanne H. Costin Secretary